Exhibit (a)(1)(L)

Form of Reminder Slack Message

Channels:    #onesonder and other Sonder Slack Channels
Posted By:    Francis Davidson (CEO), other Senior Leadership Members and Managers
Posted On:    October [ ], 2022
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Hey team - in case you missed it, our stock option repricing program has launched for eligible employees! To participate, view terms and access Q&A, check out the portal link https://www.myoptionexchange.com/Identity/Account/Register?returnUrl=%2F. Use your Sonder email to access the portal. If you have questions, contact stockadmin@sonder.com.